                                                                EXHIBIT 10.27.1
                        AMENDMENT TO AGREEMENT TO AMEND,
                              CONSOLIDATE AND LEND

     This Amendment to Agreement to Amend, Consolidate and Lend ("AMENDMENT") is made as of November 22, 1995, by and among FIRST INTERSTATE BANK OF NEVADA, N.A. ("BANK"), TRIMONT LAND COMPANY, a California corporation doing business as Northstar-at-Tahoe ("TRIMONT"), SIERRA-AT-TAHOE, INC., a Delaware corporation ("SIERRA") and BEAR MOUNTAIN, INC., a Delaware corporation ("BMI"). Trimont, Sierra, and BMI are referred to herein individually as "BORROWER" and collectively as "BORROWERS."

                               FACTUAL BACKGROUND

     A. Bank, Trimont, and Sierra entered into a certain Agreement to Amend, Consolidate and Lend dated May 31, 1995 (the "ACL AGREEMENT") in which Bank agreed to extend credit (the "Loan") to Trimont and Sierra in the aggregate amount of Thirty Million and no/100 Dollars ($30,000,000.00). Trimont and Sierra are wholly owned subsidiaries of Fibreboard Corporation, a Delaware corporation ("FIBREBOARD"). All capitalized words not defined herein are used as defined in the ACL Agreement.

     B. Section 1.4 of the ACL Agreement provides that Loan proceeds may be used for non-hostile acquisitions, mergers or other business combinations by Trimont, Sierra, or their affiliates, of an existing ski resort or golf course, or for general working capital purposes.

     C. Bank, Trimont, Sierra, and Fibreboard entered into a certain Subordination Agreement dated May 31, 1995 (the "SUBORDINATION AGREEMENT"), which, among other things, subordinates repayment of obligations owed to Fibreboard by any "Borrower" to repayment of the Loan.

     D. BMI is a wholly-owned subsidiary of Fibreboard and an affiliate of Trimont and Sierra which has acquired the assets of a ski resort commonly known as Bear Mountain in San Bernardino County, California. Bank, Trimont and Sierra desire that BMI be added as a borrower under the ACL Agreement and the Note, and that notwithstanding Section 1.4 of the ACL Agreement and the Subordination Agreement, BMI be permitted to use Loan proceeds to repay a loan to BMI made by Fibreboard, interest thereon, and certain other amounts advanced by Fibreboard, up to an aggregate amount of $23,250,000 (all such indebtedness hereinafter being referred to as the "SUBORDINATED LOAN"), on the terms and conditions provided in this Amendment.

                                    AMENDMENT

     1. CONSENT. Bank hereby consents to the repayment of the Subordinated Loan by BMI to Fibreboard, subject to the terms and conditions of the ACL Agreement, including financial covenants, other than Section 1.4 of the ACL Agreement.

     2. ADDITIONAL BORROWER. Upon satisfaction of the conditions to this Amendment as stated in Section 3 below, BMI shall be deemed to be a "Borrower" under the ACL Agreement, the Note, and all of the Loan Documents. BMI hereby assumes, jointly and severally with Trimont and Sierra, all obligations of a Borrower under the ACL Agreement, the Note, and the Loan Documents, including the obligations to repay amounts which Bank has advanced, or may advance hereafter, to or for the benefit of or at the request of Trimont or Sierra. Trimont and

Sierra agree to repay amounts which Bank may advance hereafter to or for the benefit of or at the request of BMI.

     3. CONDITIONS PRECEDENT. As a condition to the effectiveness of this Amendment, Bank shall have received each of the following, in form and substance acceptable to Bank, duly executed by the appropriate parties:

      a. Amendment to Secured Reducing Revolving Line of Credit Promissory Note;

      b. Amendment to the Subordination Agreement;

      c. Pledge Agreement executed by Fibreboard pledging to Bank all of the corporate shares of BMI as collateral for the Loan;

      d. Any stock certificates evidencing the corporate shares of BMI;

      e. Security Agreement pertaining to personal property (the "PERSONAL PROPERTY") located on or otherwise related to the Real Property (as defined below);

      f. UCC-1 Financing Statement pertaining to the Personal Property;

      g. An opinion of BMI's counsel, which counsel shall be acceptable to Bank and Bank's counsel, which opinion shall be in form and substance acceptable to Bank and Bank's counsel, which opinion shall provide that (i) BMI is a Delaware corporation duly organized and existing pursuant to the laws of the State of Delaware and is presently in good standing and authorized to do business in the State of California, and (ii) the Loan, if enforced according to its terms as expressed in the Note, is not usurious under the existing applicable laws of the State of California.
                                      - 3 -

      h. Copies of BMI's Articles of Incorporation and Bylaws certified by the Secretary of BMI;

      i. Corporate Resolution to Borrow certified by the corporate secretary of BMI authorizing BMI to enter into this Amendment and to borrow under the ACL Agreement;

      j. Corporate Resolution to Pledge certified by the corporate secretary of Fibreboard authorizing Fibreboard to execute, deliver and perform the Pledge Agreement.

      k. Payment of Bank's reasonable out-of-pocket costs and expenses, including reasonable attorney's fees, in connection with this Amendment and the transactions contemplated hereby.

     4. ADDITIONAL COLLATERAL. BMI further agrees, as consideration for Bank's entering into this Amendment and Bank's consent to repayment of the Subordinated Loan, to execute and deliver to Bank, upon Bank's written request, any or all of the following in form and substance satisfactory to BMI and Bank:

      a. Deed of Trust and Assignment of Rents, Issues and Profits and Leases ("DEED OF TRUST"), affecting certain real property owned by BMI described in EXHIBIT A to this Amendment (the "DEED OF TRUST PROPERTY");

      b. Agreement Concerning First Interstate Bank of Nevada Loan for Holder of Term Special Use Permit No. 4267-01 executed by the United States Department of Agriculture, Forest Service, Bank, and BMI pertaining to certain real property described in EXHIBIT B to this Amendment, which is owned by the Forest Service and subject to Permit No. 4267-01 (with the Deed of Trust Property, the "REAL PROPERTY").

       c. Special Covenants and Agreements Regarding Ski Permit pertaining to Term Special Use Permit No. 4267-01, executed by Bank and BMI;

       d. Assignment of Permits, Licenses, Variances, Approvals, Plans and Specifications;

       e. Environmental Indemnity pertaining to the Real Property executed by BMI; and

       f. Third Amendment to Deed of Trust executed by Trimont amending a certain Deed of Trust and Assignment of Rents, Issues and Profits and Leases dated May 3, 1993 and recorded May 4, 1993, in the Official Records of Placer County, California, as Document No. 93-031617

       g. Payment of Bank's reasonable out-of-pocket costs and expenses, including reasonable attorney's fees, in connection with all of the foregoing documents.

     5.  TITLE POLICY.  If Bank obtains the Deed of Trust as provided in
Section 4.a above, Borrower will provide to Bank, at Borrower's sole expense, an ALTA Loan Policy of title insurance insuring the validity and priority of the Deed of Trust as a lien on the Deed of Trust Property, issued by an issuer acceptable to Bank, subject only to exceptions approved by Bank and with any endorsements reasonably requested by Bank.

     6. SURETYSHIP WAIVERS. Bank and Borrowers acknowledge and agree that the intention of the parties is that each Borrower shall each be a direct and primary "BORROWER" with respect to all obligations under the ACL Agreement and the Loan Documents, now or hereafter existing, whether such obligations result from borrowings by Trimont, Sierra or BMI. However, in the event that for any reason either Trimont, Sierra or BMI is held or deemed to be a guarantor of or surety for the payment and performance by another Borrower of said Borrower's obligations under this Agreement or any of the Loan Documents, Borrowers hereby waive:

       a. All statutes of limitations as a defense to any action or proceeding brought against Borrower by Bank, to the fullest extent permitted by law;

       b. Any right each Borrower may have to require Bank to proceed against the other Borrower, proceed against or exhaust any security held from the other Borrower, or pursue any other remedy in Bank's power to pursue; and, without limiting the foregoing, each Borrower waives all rights and defenses arising out of an election of remedies by Bank, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the Borrower's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise;

       c. Any defense based on any claim that Borrower's obligations exceed or are more burdensome than those of the other Borrower;

       d. Any defense based on:  (i) any legal disability of the other Borrower,
(ii) any release, discharge, modification, impairment or limitation of the liability of the other Borrower to Bank from any cause, whether consented to by Bank or arising by operation of law or from any bankruptcy or other voluntary or involuntary proceeding, relationships

("INSOLVENCY PROCEEDING") and (iii) any rejection or disaffirmance of the Loan, or any part of it, or any security held for it, in any such Insolvency Proceeding;

       e. Any defense based on any action taken or omitted by Bank in any Insolvency Proceeding involving the other Borrower, including any election to have Bank's claim allowed as being secured, partially secured or unsecured, any extension of credit by Bank to the other Borrower in any Insolvency Proceeding, and the taking and holding by Bank of any security for any such extension of credit;

       f. Except as provided in the Loan Documents, all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance, and demands and notices of every kind;

       g. Any defense based on or arising out of any defense that the other Borrower may have to the payment of performance of the Loan or any part of it; and

       h. Any defense based on or arising out of the exercise by Bank of any right or remedy under this Agreement or any other Loan Document that may or would, in combination with any previous or subsequent exercise by Bank of such rights and remedies, impair or destroy Borrower's rights of subrogation, reimbursement or contribution from or against the other Borrower.

     7. MISCELLANEOUS. Except as expressly amended herein, the ACL Agreement and the Loan Documents shall remain in full force and effect. This Amendment is a Loan Document and is governed by California law.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date stated above.
                                   FIRST INTERSTATE BANK OF
                                    NEVADA, N.A.

                                   By   /S/ DARBY WATSON
                                       ---------------------
                                   Its  VICE PRESIDENT
                                       ---------------------

                                   TRIMONT LAND COMPANY, a
                                   California corporation doing business as
                                   Northstar-at-Tahoe

                                   By   /S/ JAMES P. DONOHUE
                                       ---------------------
                                   Its  VICE PRESIDENT
                                       ---------------------

                                   SIERRA-AT-TAHOE, INC.,  a Delaware
                                   corporation

                                   By   /S/ JAMES P. DONOHUE
                                       ---------------------
                                   Its  VICE PRESIDENT
                                       ---------------------

                                   BEAR MOUNTAIN, INC., a Delaware
                                   corporation

                                   By   /S/ JAMES P. DONOHUE
                                       ---------------------
                                   Its  VICE PRESIDENT
                                       ---------------------

                                    Exhibit B

All that real property situated in the State of California, County of San Bernardino, described as follows:

Portions of National Forest System lands in Sections 26, 27, 34 and 35, T.2N., R.1E., SBB&M as shown on the attached map dated June 22, 1990.